UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officer: Election Directors: Appointment of Certain Officers: Compensatory Arrangement of Certain Officers.

Effective December 31, 2020, Bright Mountain Media, Inc. (the “Company”) accepted the resignation of Gregory Peters as its President and Chief Operating Officer and a Director of the Company. Mr Peters did not have any disagreement with the Company when he tendered his resignation.

Consulting Agreement with Greg Peters

Effective January 1, 2021, the Board of Directors approved a Consulting Agreement with Greg Peters. The Consulting Agreement replaced Mr. Peters existing Employment Agreement. The Consulting Agreement will expire March 31, 2023 and will pay Mr. Peters $27,083 per month and he will provide up to 20 hours per week on matters mutually agreed to between Mr. Peters and the Company’s Chief Executive Officer. Mr. Peters will not participate in the Company’s benefit programs and he is not entitled to any additional reimbursements except agreed out-of-pocket business expenses. Mr. Peters may work for others provided such entities do not compete with the business of the Company. The above represents a summary of Mr. Peters’ Consulting Agreement and is qualified in its entirety by reference to the Consulting Agreement which is filed as Exhibit 10.1 to this Report on Form 8-K.

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Item 9.01	Financial Statements and Exhibits

No.	Exhibit Description

10.1	Consulting Agreement effective January 1, 2021 between Greg Peters and Bright Mountain Media, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Media, Inc.

Date: January 6, 2021	By:	/s/ Edward Cabanas
Edward Cabanas, Chief Financial Officer

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